DUNE ENERGY APPOINTS THREE NEW MEMBERS
                            TO ITS BOARD OF DIRECTORS

Houston, Texas, April 18, 2007 - Dune Energy, Inc. ("Dune" or the "Company") (AMEX: DNE) announced today that three new members have been appointed to the Company's Board of Directors. The new appointees are James A. Watt, Alan D. Bell and William Greenwood. The three new directors were appointed to fill the vacancies on the board created by the April 16, 2007 resignations of Raissa S. Frenkel, Igor Marchenko and Marshall Lynn Bass. Earlier today, Dune announced that Mr. Watt had been hired as the Company's Chief Executive Officer and President, and his background was set forth in that earlier announcement.

      Prior to joining our board of directors, Mr. Bell worked in various capacities at Ernst & Young LLP from 1973 until his retirement in June 2006, at which time he was the director of Ernst & Young's Energy Practice in the Southwest United States. Mr. Bell worked in the Dallas office of Ernst & Young from 1973 to 1977 where he performed oil and gas company audits and again, from 1981 to 2006, where he continued his involvement in the energy industry. From 1977 to 1981, he worked in the Paris office of Ernst & Young on the post merger of client Elf Aquitaine from its two predecessor companies. Prior to joining Ernst & Young, Mr. Bell was a production engineer with Chevron Oil Company in the Gulf of Mexico from 1969 to 1972. He currently serves on the board of directors of Toreador Resources Corporation, where he serves as the chairman of the audit committee. Mr. Bell received a BS in Petroleum Engineering from the Colorado School of Mines in 1969 and received an MBA from Tulane University in 1973. He is a current member of the Board of Directors of the Dallas Petroleum Club and a member of the Society of Petroleum Engineers. Mr. Bell is also a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants, Institute of Certified Management Accountants, Association of Insolvency Accountants and Association of Certified Fraud Examiners.

      William Greenwood has performed consulting work in the transportation industry since 1995 and has served on numerous nonprofit and corporate boards, including Ameritruck, Trancisco, Mark VII, Transport Dynamics, Inc. and Remington Oil and Gas. From 1990 to 1994 he was Chief Operating Officer and a Director at Burlington Northern Railroad. He has been a member of the business school advisory board at several universities and is currently a member at Marquette and TCU, where he also served as an adjunct professor in 2004 and 2005. He graduated from Marquette University in 1960, with a B.S. in business.

      Alan Gaines, Dune's Chairman stated, "I am pleased to welcome each of the three new board members. Their vast experience and complementary skill sets will be a valued resource for our management to draw upon. I would also like to thank Raissa, Igor and Lynn for their dedicated service to the Company."

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.